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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Tele-Communications, Inc.:


We consent to the incorporation by reference in amendment No. 2 to the registration statement on Form S-3 (No. 333-71199) of Tele-Communications, Inc. of our reports, dated March 20, 1998, except for note 19 which is as of January 6, 1999, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and all related financial statement schedules, which reports appear in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc., and to the reference to our firm under the heading "Experts" in the registration statement. Our reports refer to a restatement of the consolidated financial statements and the related financial statement schedules as of December 31, 1997 and for the year then ended.


                                                KPMG LLP


Denver, Colorado
February 25, 1999